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                                                                    EXHIBIT 2.01

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "Merger Agreement") is made as
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of [JANUARY] ___, 1997 by and between ONSALE, a California corporation ("ONSALE
                                                                         ------
California"), and ONSALE, Inc., a Delaware corporation ("ONSALE Delaware").
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ONSALE California and ONSALE Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."
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                                R E C I T A L S
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         A.   ONSALE California was incorporated on July 21, 1994.  Its current authorized capital stock consists of: (1) 8,000,000 shares of Common Stock, no par value ("ONSALE California Common Stock"), of which 12,143,757 shares are
            ------------------------------
issued and outstanding, and (2) 850,000 shares of Preferred Stock no par value ("ONSALE California Preferred Stock"), including (a) 600,000 shares of Series A
  ---------------------------------
Preferred Stock ("ONSALE California Series A Stock"), of which 365,191 shares
                  --------------------------------
are issued and outstanding, (b) 204,521 shares of Series B Preferred Stock

("ONSALE California Series B Stock"), of which no shares are issued and
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outstanding and (c) 45,479 shares of Preferred Stock which are undesignated.

         B. ONSALE Delaware was incorporated on December 12, 1996. Its authorized capital stock consists of: (1) 30,000,000 shares of Common Stock, with a par value of $0.001 per share ("ONSALE Delaware Common Stock"), of which
                                       ----------------------------
1,000 shares are issued and outstanding; and (2) 2,000,000 shares of Preferred Stock, $0.001 par value ("ONSALE Delaware Preferred Stock") of which (a) 365,191
                          -------------------------------
shares have been designated Series A Preferred Stock ("ONSALE Delaware Series A
                                                       ------------------------
Stock"), none of which shares are issued and outstanding, (b) 202,910 shares
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have been designated Series B Preferred Stock ("ONSALE Delaware Series B
                                                ------------------------
Stock"), none of which shares are issued and outstanding.

         C. The Boards of Directors of ONSALE California and ONSALE Delaware deem it advisable and to the advantage of each of the Constituent Corporations that ONSALE California merge with and into ONSALE Delaware upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of ONSALE California from California to Delaware.

         D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.

         NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that ONSALE California shall merge with and into ONSALE Delaware on the following terms, conditions and other provisions:

         1.   MERGER AND EFFECTIVE DATE.  On the Effective Date (as defined
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below), ONSALE California shall be merged with and into ONSALE Delaware (the
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"Merger"), and ONSALE Delaware shall be the surviving corporation of the Merger
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(the "Surviving Corporation").  The Merger shall become effective upon the close
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of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Delaware (the "Effective Date").
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         2.   EFFECT OF MERGER.  On the Effective Date, the separate corporate
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existence of ONSALE California shall cease; the corporate identity, existence, powers, rights and immunities of ONSALE Delaware as the Surviving Corporation shall continue unimpaired by the Merger; and ONSALE Delaware shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of ONSALE California, all without further act or deed.

         3.   GOVERNING DOCUMENTS.  On the Effective Date, the Certificate of
              -------------------
Incorporation of ONSALE Delaware in effect immediately prior to the Effective Date shall become the Certificate of Incorporation of the Surviving Corporation and the Bylaws of ONSALE Delaware in effect immediately prior to the Effective Date shall become the Bylaws of the Surviving Corporation.

         4.   DIRECTORS AND OFFICERS.  On the Effective Date, the directors and
              ----------------------
officers of ONSALE Delaware shall be and become the directors and officers (holding the same titles and positions) of the Surviving Corporation, and after the Effective Date shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         5.   SHARES OF ONSALE CALIFORNIA.  On the Effective Date, each share of
              ---------------------------
ONSALE California Common Stock outstanding immediately prior thereto shall be automatically changed and converted into one (1) fully paid and nonassessable, issued and outstanding share of ONSALE Delaware Common Stock. On the Effective Date, each share of ONSALE California Series A Stock outstanding immediately prior thereto shall be automatically changed and converted into one (1) fully paid and nonassessable, issued and outstanding share of ONSALE Delaware Series A Stock, and each share of ONSALE California Series B Stock outstanding immediately prior thereto shall be automatically changed and converted into one
(1) fully paid and nonassessable, issued and outstanding share of ONSALE Delaware Series B Stock.

         6.   SHARES OF ONSALE DELAWARE.  On the Effective Date, all of the
              -------------------------
previously issued and outstanding shares of ONSALE Delaware Common Stock shall be automatically retired and canceled.

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         7.   STOCK CERTIFICATES.  On and after the Effective Date, all of the
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outstanding certificates that, prior to that date, represented shares of ONSALE
California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of ONSALE Delaware Common Stock into which such shares of ONSALE California Common Stock are converted as provided herein. On and after the Effective Date, all of the outstanding certificates, if any, that, prior to that date, represented shares of ONSALE California Series A Stock or Series B Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of ONSALE Delaware Series A Stock or Series B Stock, respectively, into which such shares of ONSALE California Series A Stock or Series B Stock are converted as provided herein. The registered owner on the books and records of ONSALE California of any such outstanding stock certificate for ONSALE California Common Stock or ONSALE California Series A Stock or Series B Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to ONSALE Delaware or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of ONSALE Delaware Common Stock or ONSALE Delaware Series A Stock or Series B Stock, respectively, evidenced by such outstanding certificate as above provided.

         8.  OPTIONS; WARRANTS.  Upon the Effective Date, under the terms
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thereof, all outstanding and unexercised portions of all options to purchase
ONSALE California Common Stock under the ONSALE California 1995 Equity Incentive Plan, as amended on December __, 1996, and all other outstanding options or warrants to purchase ONSALE California Common Stock or ONSALE California Series A Stock or Series B Stock, shall become options or warrants to purchase the same number of shares of ONSALE Delaware Common Stock or ONSALE Delaware Series A Stock or Series B Stock, respectively, with the same exercise, price, term, vesting schedule and other material terms and conditions. Additionally, upon the Effective Date, ONSALE Delaware shall adopt and assume the ONSALE California 1995 Equity Incentive Plan, as amended on December 5, 1996, and all outstanding options thereunder.

          9.  FRACTIONAL SHARES.  No fractional shares of ONSALE Delaware Common
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Stock or Preferred Stock will be issued in connection with the Merger.  In lieu thereof, ONSALE Delaware shall pay each shareholder of ONSALE California who would otherwise be entitled to receive a fractional share of ONSALE Delaware Common Stock or Preferred Stock (assuming the aggregation of all shares held by the same holder of more than one stock certificate representing shares of ONSALE California Common Stock or Preferred Stock, as the case may be) a cash amount equal to the applicable fraction multiplied by the fair market value of a share of ONSALE Delaware Common Stock or Preferred Stock, as the case may be, as determined by the Board of Directors of ONSALE Delaware in good faith (the "Fair
                                                                            ----
Market Value Per Share").  Upon exercise of each assumed option of ONSALE
----------------------
California to purchase ONSALE Delaware Common Stock, cash will be paid by ONSALE Delaware in lieu of any fractional share of ONSALE Delaware Common Stock, respectively, issuable upon exercise of such option, and the amount of cash received for such fractional share shall be the Fair Market Value Per Share upon exercise thereof multiplied by the applicable fraction, less the unpaid exercise price per share for such fraction.

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         10.  EMPLOYEE BENEFIT PLANS.  On the Effective Date, the obligations of
              ----------------------
ONSALE California under or with respect to every plan, trust, program and benefit then in effect or administered by ONSALE California for the benefit of the directors, officers and employees of ONSALE California or any of its subsidiaries, including without limitation the 401(k) Plan of the Company, shall become the lawful obligations of ONSALE Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective upon the Effective Date, ONSALE Delaware hereby expressly adopts and assumes all obligations of ONSALE California under such employee benefit plans.

         11.  FURTHER ASSURANCES.  From time to time, as and when required by
              ------------------
the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of ONSALE California such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ONSALE California, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of ONSALE California, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

         12.  CONDITION.  The consummation of the Merger is subject to the
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approval of this Merger Agreement and the Merger contemplated hereby by the shareholders of ONSALE California and by the sole stockholder of ONSALE Delaware, prior to or on the Effective Date.

         13.  ABANDONMENT.  At any time before the Effective Date, this Merger
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Agreement may be terminated and the Merger abandoned by the Board of Directors of ONSALE California or ONSALE Delaware, notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders of Constituent Corporations ONSALE California and ONSALE Delaware.

         14.  AMENDMENT.  At any time before the Effective Date, this Merger
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Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of ONSALE California and by the sole stockholder of ONSALE Delaware; provided, however, that any amendment made subsequent to the adoption
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of this Agreement by the shareholders of ONSALE California or the sole stockholder of ONSALE Delaware shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of ONSALE California stock, (b) alter or change of any of the

                                      -4-
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terms of the Certificate of Incorporation of the Surviving Corporation to be
effected by the Merger, or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of ONSALE California or ONSALE Delaware stock.

         15.  TAX-FREE REORGANIZATION.  The Merger is intended to be a tax-free
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plan of reorganization within the meaning of Section 368(a)(1)(F) of the
Internal Revenue Code of 1986, as amended.

         16.  GOVERNING LAW.  This Agreement shall be governed by and construed
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under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the State of Delaware would apply in matters relating to the internal affairs of ONSALE Delaware and the Merger.

         17.  COUNTERPARTS.  In order to facilitate the filing and recording of
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this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers thereunto duly authorized.


ONSALE, a California corporation      ONSALE, INC., a Delaware corporation


By:                                    By:
   --------------------------------        --------------------------------
   S. JERROLD KAPLAN, President and        S. JERROLD KAPLAN, President and
   Chief Executive Officer                 Chief Executive Officer


ATTEST:                                ATTEST:
------                                 ------


   --------------------------------        --------------------------------
   S. JERROLD KAPLAN                       JOHN SAUERLAND
   Secretary                               Secretary


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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